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Exhibit 10.12

PROMISSORY NOTE
$400,000	Dallas, Texas	May 31, 2002

FOR VALUE RECEIVED, the undersigned, Thomas Group, Inc., a Delaware corporation ("Maker"), promises to pay to the order of John T. Chain, Jr. ("Payee"), at Dallas, Texas, or at such other place as the holder hereof shall designate from time to time in writing, in lawful money of the United States of America, the principal sum of Four Hundred Thousand and No/100 Dollars ($400,000), and to pay interest from June 1, 2002 on the principal balance hereof from time to time remaining unpaid prior to maturity at the prime rate of interest from time to time in effect at Dallas, Texas (which rate shall change from time to time when and as such prime rate of interest shall change) plus six percent (6%) per annum, such interest payable semi-annually on December 1 and June 1 of each year. All past due principal and interest shall bear interest at the higher of such rate or eighteen percent (18%) per annum until paid. The interest hereon shall never be charged or collected at a Highest Lawful Rate (as defined herein).

        The entire principal of this Note and accrued interest thereon shall be due in full on June 1, 2004.

        Except as otherwise provided in this Note, the undersigned waives demand, presentment for payment, protest, notice of protest, notice of intention to accelerate, filing of suit, and diligence in collecting this Note.

        If this Note shall be collected by legal proceedings or through a bankruptcy court, or shall be placed in the hands of an attorney for collection after maturity, no matter how maturity is brought about, the undersigned agrees to pay reasonable attorneys' or collection fees incurred by Payee in connection therewith.

        This Note shall be construed in accordance with and governed by the laws of the State of Texas.

        The undersigned shall have the right to prepay the principal in whole or in part from time to time without premium or penalty.

        This Note shall become and be immediately due and payable upon the written demand of the holder hereof to the Maker if one or more of the following events shall happen and be continuing at the time of such demand:

  (1)
  a decree or order by a court of competent jurisdiction shall have been entered, either (i) adjudging the Maker a bankrupt or insolvent, or (ii) approving a petition seeking reorganization or arrangement of the Maker under the Title II of the United States Code (the "Bankruptcy Code") or any other similar applicable federal or state law, or (iii) appointing a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Maker or a receiver of all or any substantial portion of its property, and any such decree or order shall have continued in force undischarged or unstayed for a period of sixty (60) days; or

  (2)
  the Maker shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy petition against it, or shall file a petition or answer or consent seeking reorganization or arrangement under the Bankruptcy Code or any other similar applicable federal or state law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of all or substantially all of its property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due.

        Any notice or demand required to be given hereunder by any holder hereof shall be deemed to have been given and received (1) when actually received by Maker, if delivered in person, or (2) forty-eight (48) hours after a letter containing such notice is deposited in the United States mail, certified or registered, with postage prepaid, and addressed to Maker at 5221 North O'Connor Boulevard, Irving,

Texas, 75039, or at such other address of Maker as Maker shall advise the holder hereof by certified or registered mail.

        This Note and all other agreements between Maker and Payee are hereby expressly limited so that, in no contingency or event whatsoever, whether through acceleration of maturity of this Note or otherwise, shall the amount paid or agreed to be paid to the Payee for the use, forbearance or detention of the money advanced or to be advanced hereunder exceed the highest lawful rate permissible under the laws of the State of Texas as applicable to this transaction. If, from any circumstances whatsoever, fulfillment of any provision hereof, at the time performance of such provision shall be due, shall involve the payment of interest in excess of the Highest Lawful Rate, and if from any circumstances the holder hereof shall ever receive as interest an amount that would exceed the Highest Lawful Rate, the amount that would be excessive shall be applied to the reduction of the unpaid principal balance of this Note (and not to the payment of interest) or if such excessive interest exceeds the unpaid balance of principal of the Note, the excess shall be refunded to Maker, and the holder hereof shall not be subject to any penalty provided for the contracting for, or charging or receiving of, interest in excess of the Highest Lawful Rate regardless of when or the circumstances under which such refund or application was made.

        In the event that, subsequent to the date hereof, Maker obtains financing from any third party source, whether in the form of debt or equity, Maker and Payee agree to amend this Note and enter into such other documentation as is necessary for Payee to receive consideration for the loan evidenced by this Note on terms and conditions no less favorable to Payee than those provided to such third party. By way of illustration but not of limitation, should such third party source receive equity securities or securities convertible into equity securities of Maker in connection with a financing, Payee shall receive the same on the same terms and at the same price.

        EXECUTED as of the day and year first above written.

THOMAS GROUP, INC.
By:	/s/ JAMES T. TAYLOR
Name:	James T. Taylor
Title:	Executive Vice President and CFO

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  Exhibit 10.12